Sub-Item 77Q1:  Exhibits

FEDERATED HIGH INCOME BOND FUND,
INC.
ARTICLES SUPPLEMENTARY

	Federated High Income Bond Fund, Inc., a
Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end Company under the Investment Company
Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST:	The Corporation is
authorized to issue ten billion (10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000. These
Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

	SECOND:	The Board of Directors of the
Corporation hereby reclassifies (i) 4,000,000,000 shares of the authorized and unissued shares of the shares of the Corporation into Federated High
Income Bond Fund, Inc. Institutional Shares; and
(ii) 4,000,000,000 shares of the authorized and unissued shares of the shares of the Corporation into Federated High Income Bond Fund, Inc. R6 Shares.

	THIRD:	Immediately before the
reclassification of shares as set forth in Article
FOURTH hereto, the Corporation was authorized to issue ten billion (10,000,000,000) shares of common stock, all of which were of a par value of one tenth of one cent ($.001) per share having an aggregate par value of ten million dollars
($10,000,000) which were classified as follows:

Class		Number of Shares

Federated High Income Bond Fund, Inc.	4,000,000,000
Class A Shares
Federated High Income Bond Fund, Inc.	2,000,000,000
Class B Shares
Federated High Income Bond Fund, Inc.	4,000,000,000
Class C Shares

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will have the following authorized capital be authorized to issue ten billion
(10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent
($.001) per share, with an aggregate par value of $10,000,000 classified as follows:

	Class	Number of Shares

Federated High Income Bond Fund, Inc.	750,000,000
Class A Shares
Federated High Income Bond Fund, Inc.	100,000,000
Class B Shares
Federated High Income Bond Fund, Inc. 	400,000,000
Class C Shares
Federated High Income Bond Fund, Inc. 	4,000,000,000
Institutional Shares
Federated High Income Bond Fund, Inc.	4,000,000,000
R6 Shares

Unclassified Shares	750,000,000


	FOURTH:	The shares of common stock
of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation's
Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FOURTH, paragraph
(b) of the Articles of Incorporation of the Corporation and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

      FIFTH:  	The stock has been
reclassified by the Board of Directors under the authority contained in the Charter of the Corporation.

      SIXTH:  	These Articles
Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

      IN WITNESS WHEREOF, the Corporation
has caused these presents to be signed in its name and on its behalf by its President and Assistant
Secretary on November 17, 2016.  The undersigned
President and Assistant Secretary acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS	FEDERATED HIGH INCOME BOND FUND, INC.



/s/George F. Magera		/s/J. Christopher Donahue
George F. Magera	J. Christopher Donahue
Assistant Secretary	President








FEDERATED HIGH INCOME BOND FUND,
INC.
ARTICLES SUPPLEMENTARY

	Federated High Income Bond Fund, Inc., a
Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end Company under the Investment Company
Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST:	The Corporation is
authorized to issue ten billion (10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000. These
Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

	SECOND:	The Board of Directors of the
Corporation hereby classifies (i) 500,000,000 shares of the authorized and unissued shares of the shares of the Corporation into Federated High Income
Bond Fund, Inc. Class T Shares.

	THIRD:	Immediately before the
classification of shares as set forth in Article
SECOND hereto, the Corporation was authorized to issue ten billion (10,000,000,000) shares of common stock, all of which were of a par value of one tenth of one cent ($.001) per share having an aggregate par value of ten million dollars
($10,000,000) which were classified as follows:

Class		Number of Shares

Federated High Income Bond Fund, Inc.	750,000,000
Class A Shares
Federated High Income Bond Fund, Inc.	100,000,000
Class B Shares
Federated High Income Bond Fund, Inc. 	400,000,000
Class C Shares
Federated High Income Bond Fund, Inc. 	4,000,000,000
Institutional Shares
Federated High Income Bond Fund, Inc.	4,000,000,000
R6 Shares

Unclassified Shares	750,000,000


Following the aforesaid classification of shares as set forth in Article SECOND hereto, the Corporation will have the following authorized capital be authorized to issue ten billion
(10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent
($.001) per share, with an aggregate par value of $10,000,000 classified as follows:

	Class	Number of Shares

Federated High Income Bond Fund, Inc.	750,000,000
Class A Shares
Federated High Income Bond Fund, Inc.	100,000,000
Class B Shares
Federated High Income Bond Fund, Inc. 	400,000,000
Class C Shares
Federated High Income Bond Fund, Inc. 	4,000,000,000
Institutional Shares
Federated High Income Bond Fund, Inc.	4,000,000,000
R6 Shares
Federated High Income Bond Fund, Inc.	500,000,000
Class T Shares

Unclassified Shares	250,000,000


	FOURTH:	The shares of common stock
of the Corporation classified hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article
FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

      FIFTH:  	The stock has been classified
by the Board of Directors under the authority contained in the Charter of the Corporation.

      SIXTH:  	These Articles
Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

      IN WITNESS WHEREOF, the Corporation
has caused these presents to be signed in its name and on its behalf by its President and Assistant
Secretary on February 22, 2017.  The undersigned
President and Assistant Secretary acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS	FEDERATED HIGH INCOME BOND FUND, INC.



/s/ George F. Magera
/s/ J. Christopher Donahue
George F. Magera	J. Christopher Donahue
Assistant Secretary	President